UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2006 (May 16, 2006)

UNITED AGRI PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-111710	47-0621017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2006, UAP Holding Corp. (“UAP Holdings”) and its wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products” and together with UAP Holdings, the “Companies”), jointly issued a press release relating to their previously announced tender offers and consent solicitations for any and all of the outstanding $125.0 million principal amount at maturity of 10 3/4% Senior Discount Notes due 2012 issued by UAP Holdings (the “10 3/4% Discount Notes”) and the outstanding $203.5 million principal amount of 8 1/4% Senior Notes due 2011 issued by United Agri Products (the “8 1/4% Notes” and, together with the 10 3/4% Discount Notes, the “Notes”), in which the Companies announced their intention to promptly execute the supplemental indentures as a result of receiving the consents of at least a majority in aggregate principal amount at maturity of the outstanding 10 3/4% Discount Notes and at least a majority in aggregate principal amount of the outstanding 8 1/4% Senior Notes. On May 17, 2006, United Agri Products entered into a Third Supplemental Indenture, dated as of May 17, 2006, among United Agri Products, the guarantors party thereto and JPMorgan Chase Bank, N.A., as trustee (the “Supplemental Indenture”), supplementing that certain Indenture, dated as of December 16, 2003 (as previously supplemented, the “Indenture”) pursuant to which the 8 1/4% Notes were issued.

The Supplemental Indenture effects certain amendments to the Indenture proposed in connection with the tender offer and consent solicitation, which will eliminate most of the restrictive covenants and the events of default provisions, defined terms and other references related to such covenants in the Indenture. The Supplemental Indenture will not, however, become effective until the Notes tendered in the tender offer and consent solicitation are accepted for purchase by United Agri Products pursuant to the terms of the tender offer and consent solicitation, which is expected to occur on or about June 1, 2006.

A copy of the Supplemental Indenture, attached hereto as Exhibit 4.1, is incorporated herein by reference. A copy of the press release issued by the Companies on May 16, 2006, attached hereto as Exhibit 99.1 and announcing, among other matters, the Companies’ intent to enter into the supplemental indentures, is also incorporated herein by reference.

Item 8.01	Other Events.

On May 16, 2006, the Companies jointly issued a press release announcing the total consideration to be paid for the Notes. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Third Supplemental Indenture, dated as of May 17, 2006, among United Agri Products, the guarantors party thereto and JPMorgan Chase Bank, N.A., as trustee, supplementing that certain Indenture, dated as of December 16, 2003, as previously supplemented, pursuant to which the 8 1/4% Notes were issued.

99.1	Press Release dated May 16, 2006 relating to receipt of requisite consents.

99.2	Press Release dated May 16, 2006 relating to pricing of tender offer consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006	UNITED AGRI PRODUCTS, INC. (Registrant)

	By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4.1	Third Supplemental Indenture, dated as of May 17, 2006, among United Agri Products, the guarantors party thereto and JPMorgan Chase Bank, N.A., as trustee, supplementing that certain Indenture, dated as of December 16, 2003, as previously supplemented, pursuant to which the 8 1/4% Notes were issued.

99.1	Press Release dated May 16, 2006 relating to receipt of requisite consents.

99.2	Press Release dated May 16, 2006 relating to pricing of tender offer consideration.